UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest reported event): November 10, 2006

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-23044                   93-0976127
     (State or Other               (Commission               (IRS Employer
Jurisdiction of Incorporation)     File Number)            Identification No.)

         300 Knightsbridge Pkwy.
            Lincolnshire, IL                                 60069
          (Address of Principal                           (Zip Code)
           Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our recently filed quarterly report on Form 10-Q for the quarter ended June 30, 2006. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01 - Entry into Material Definitive Agreement.

On November 21, 2006, TerreStar Networks Inc., a majority-owned subsidiary of Motient Corporation, entered into a Second Amended and Restated Intellectual Property Assignment and License Agreement dated October 1, 2006 with ATC Technologies, LLC, a wholly-owned subsidiary of Mobile Satellite Ventures LP ("MSV"). Under the license agreement, ATC Technologies is licensing to TerreStar, on a worldwide basis for use in the S-Band, all ATC Technologies-owned and MSV-owned patents, including MSV's patents relating to Ancillary Terrestrial Component, and TerreStar is licensing to ATC Technologies and MSV, on a worldwide basis for use in the L-Band, all TerreStar-owned patents. In addition to patents already issued or pending, the license includes any future patents owned by either party during the 10 year period ending September 30, 2016. Except for cost sharing of the expenses for prosecuting and having the patents issued, the licenses to each party are being provided at no charge.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 10, 2006, Motient named Neil Hazard, its Executive Vice President, Chief Financial Officer and Treasurer, as its interim Chief Operating Officer. Mr. Hazard will retain his titles of Executive Vice President, Chief Financial Officer and Treasurer. Mr. Hazard will continue to serve as Motient's principal financial and accounting officer.

Mr. Hazard has served and will continue to serve as Motient's Executive Vice President, Chief Financial Officer and Treasurer since September 2006. Mr. Hazard also has served and will continue to serve as Chief Financial Officer of TerreStar Networks Inc., a majority-owned subsidiary of Motient, where he has served since July 2006. Mr. Hazard served as Chief Operating Officer from 2001 to 2005 and as Chief Financial Officer from 1996 to 2004 at Primus Telecommunications Group, a publicly-traded telecommunications company. Mr. Hazard has served in various finance and product marketing capacities with MCI Communications Corporation, as Chief Financial Officer of Overseas Telecommunications, an early-stage international satellite telecommunications carrier and as Assistant Vice President, Finance for Hughes Network Systems. Mr. Hazard received a Bachelor of Engineering Science degree from Johns Hopkins University, a Masters of Science in Computer Systems Management from the University of Maryland, and an MBA from Harvard University. He is a Certified Public Accountant and a Certified Management Accountant.

Item 9.01 - Financial Statements and Exhibits.

(d)     Exhibits

99.1 Second Amended and Restated Intellectual Property Assignment and License Agreement by and between TerreStar Networks Inc. and ATC Technologies, LLC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MOTIENT CORPORATION



                                     By: /s/ Jeffrey Epstein
                                         --------------------------------------
                                         Jeffrey Epstein
                                         General Counsel and Secretary

Date:  November 28, 2006